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Exhibit 99.1




Neuberger Berman Inc.
605 Third Avenue
New York, NY 10158-3698
212.476.9000                                           [Neuberger Berman logo]




Contact:
Jeffrey B. Lane
President &
Chief Executive Officer                                Margaret Towers
Neuberger Berman                                       TowersGroup
(212)476-5401                                          (212) 354-5020


                      NEUBERGER BERMAN CEO ISSUES STATEMENT
                      -------------------------------------

New York, NY, June 6, 2001 - - Jeffrey B. Lane, President and Chief Executive Officer of Neuberger Berman (NYSE:NEU), today issued the following statement:

         "Although we will not report Neuberger Berman's second quarter results until late July, the following developments are noteworthy with respect to changes in the market environment and our performance since the end of the first quarter.

         "In the past two months of good, though still somewhat tenuous, market advances, our assets under management have risen to $59.2 billion at the end of May, up from $54.8 billion at March 31, 2001. The Private Asset Management segment accounted for about $1.8 billion of the increase, reaching a historical high of $24.6 billion in assets, principally as a result of continued superior relative investment performance and the contribution of $182 million in new client assets through the national sales force. In the Mutual Fund and Institutional segment, assets under management reached $34.6 billion and net cash flows remained positive, up $377 million.

"We, of course, are extremely pleased with these results. Should we maintain, or strengthen, this growth in assets under management and excellent investment performance, we have confidence in our ability to meet earnings estimates for the full year 2001, specifically the First Call consensus estimate of $2.95.

"As a result of timing, however, investors should be mindful that the benefits

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NEUBERGER BERMAN CEO ISSUES STATEMENT/Page 2


of these record asset levels, if sustained, will be reflected in third quarter and full year results, not in the second quarter. It is probable, therefore, that earnings for the quarter, ending June 30th, could be modestly lower than consensus earnings expectations, because the Private Asset Management fees collected in the second quarter are based on the lower asset levels at the end of the first quarter and because lower transaction volumes will negatively affect commission revenues.

"We continue to believe that we are well positioned to benefit from the strong franchise that we have built, which will enable us to continue to provide high quality client service, excellent investment performance and continued growth in stockholder value."

                                      * * *


Neuberger Berman Inc. through its subsidiaries is an investment advisory company that has provided clients with a broad range of investment products, services and strategies for more than 60 years. The Company engages in private asset management, wealth management services, tax planning and personal and institutional trust services, mutual funds and institutional management, and professional securities services for individuals, institutions, corporations, pension funds, foundations and endowments.



Statements made in this release that look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include, without limitation, the adverse effect from a decline in the securities markets or a decline in the Company's products' performance, a general downturn in the economy, competition from other companies, changes in government policy or regulation, inability of the Company to attract or retain key employees, inability of the Company to implement its operating strategy and acquisition strategy, inability of the Company to manage rapid expansion and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.